                                                                      Exhibit 24

                                Ann D. Davidson
                               Exhibit to Form 3
                       L-3 Communications Holdings, Inc.
                                 August 8, 2016
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                                 AUTHORIZATION

      The undersigned hereby appoints Allen E. Danzig her authorized representative to execute and file with the Securities and Exchange Commission, in the name and on behalf of the undersigned, any and all of the following documents pursuant to Section 16(a) of the Securities Exchange Act of 1934, as
amended, and the Rules promulgated thereunder that relate to the securities of
L-3 Communications Holdings, Inc.: (i) Initial Statement of Beneficial Ownership
on Form 3, (ii) Statement of Changes in Beneficial Ownership on Form 4 and (iii)
Annual Statement of Changes in Beneficial Ownership on Form 5.  This
Authorization shall take effect as of the date hereof and shall remain in full force and effect until the earlier of the tenth anniversary hereof or the revocation of this Authorization by the undersigned.

Date: August 8, 2016

                                            By:   /s/ Ann D. Davidson
                                                  -------------------
                                                  Ann D. Davidson